UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 20, 2010 (August 18, 2010)
Buckeye Partners, L.P.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9356 (Commission File Number)	23-2432497 (I.R.S. Employer Identification No.)

One Greenway Plaza Suite 600 Houston, TX	77046
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (832) 615-8600
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
Exhibit Index

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     Buckeye Partners, L.P. (the “Partnership”) previously disclosed that on June 10, 2010, the Partnership, Buckeye GP LLC, the Partnership’s general partner (the “Partnership GP”), Buckeye GP Holdings L.P. (“Holdings”), MainLine Management LLC, Holdings’ general partner (“Holdings GP”), and Grand Ohio, LLC (“MergerCo”) entered into an Agreement and Plan of Merger (the “the Original Agreement”), pursuant to which MergerCo will be merged into Holdings, with Holdings as the surviving entity (the “Merger”), the incentive compensation agreement (also referred to as the incentive distribution rights) held by the Partnership GP will be extinguished, the general partner units held by the Partnership GP (representing an approximate 0.5% general partner interest in the Partnership) will be converted to a noneconomic interest, all of the economic interest in Holdings will be acquired by the Partnership and Holdings unitholders will receive aggregate consideration of approximately 20 million units representing limited partner interests in the Partnership (“LP Units”).
First Amended and Restated Agreement and Plan of Merger
     On August 18, 2010, the Partnership, the Partnership GP, Holdings, Holdings GP and MergerCo entered into a First Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”). The terms of the Merger Agreement were unanimously approved by the audit committee, comprised of independent directors, of the board of directors of the Partnership GP (the “Partnership Board”), and by the board of directors of Holdings GP (with the chief executive officer of the Partnership GP and Holdings GP recusing himself).
     The Merger Agreement amends and restates the Original Agreement to, among other things, (1) provide that, after the Merger, Holdings GP (through Holdings) will continue to have the right to appoint, remove and replace all of the directors on the Partnership Board until the earlier to occur of (a) the receipt of approvals from the California Public Utilities Commission and the Pennsylvania Public Utility Commission of the provisions of the Partnership’s Amended and Restated Agreement of Limited Partnership (a form of which is attached as Annex B to the Merger Agreement) which provide the holders of LP Units (other than BGH GP Holdings, LLC and its affiliates) with the right to elect some or all of the members of the Partnership Board or (b) a determination by the Partnership Board that such approvals are not required; (2) remove the obligations of the Partnership and Holdings to cause comfort letters to be delivered to each other as a condition to the closing of the Merger; and (3) make certain technical amendments to the Original Agreement and the form of the Partnership’s Amended and Restated Partnership Agreement.
     The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated into this report by reference.
The following text is required by SEC rules:
The Partnership and Holdings have filed a joint proxy statement/prospectus and other documents with the SEC in relation to the Merger. Investors are urged to read these documents carefully because they contain important information regarding the Partnership, Holdings, and the transaction. Once finalized, a definitive joint proxy statement/prospectus will be sent to unitholders of the Partnership and Holdings seeking their approvals as contemplated by the Merger Agreement. Once available, investors may obtain a free copy of the joint proxy statement/prospectus and other documents containing information about the Partnership and Holdings, without charge, at the SEC’s website at www.sec.gov. Copies of the joint proxy statement/prospectus and the SEC filings incorporated by reference in the joint proxy statement/prospectus may also be obtained free of charge by contacting Investor Relations at (800) 422-2825, or by accessing www.buckeye.com or www.buckeyegp.com.
The Partnership, Holdings, and the officers and directors of the Partnership GP and Holdings GP may be deemed to be participants in the solicitation of proxies from their security holders. Information about these entities and persons can be found in the Partnership’s and Holdings’ Annual Reports on Form 10-K for the year ended December 31, 2009. Additional information about such entities and persons may also be obtained from the joint proxy statement/prospectus.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

2.1	First Amended and Restated Agreement and Plan of Merger, dated August 18, 2010, by and among Buckeye Partners, L.P., Buckeye GP LLC, Buckeye GP Holdings L.P., MainLine Management LLC and Grand Ohio, LLC (Incorporated by reference to Annex A to Buckeye Partners, L.P.’s Registration Statement on Form S-4/A filed on August 19, 2010).*

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Partnership agrees to furnish supplementally a copy of the omitted schedules to the SEC upon request.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE PARTNERS, L.P.
By:	Buckeye GP LLC,
its General Partner

By:	/s/ William H. Schmidt, Jr.
William H. Schmidt, Jr.
Vice President, General Counsel and Secretary

Dated: August 20, 2010

Exhibit Index

Exhibits.
2.1	First Amended and Restated Agreement and Plan of Merger, dated August 18, 2010, by and among Buckeye Partners, L.P., Buckeye GP LLC, Buckeye GP Holdings L.P., MainLine Management LLC and Grand Ohio, LLC (Incorporated by reference to Annex A to Buckeye Partners, L.P.’s Registration Statement on Form S-4/A filed on August 19, 2010).*

*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Partnership agrees to furnish supplementally a copy of the omitted schedules to the SEC upon request.